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ADC TELECOMMUNICATIONS
MANAGEMENT INCENTIVE PLAN DOCUMENT
FISCAL YEAR 2000

ADC TELECOMMUNICATIONS
MANAGEMENT INCENTIVE PLAN DOCUMENT
FISCAL YEAR 2000

I.   PLAN NAME AND EFFECTIVE DATE

The name of this Plan is the ADC Telecommunications, Inc. ("Company"), Management Incentive Plan—Fiscal Year ("FY") 2000, effective November 1, 1999 through October 31, 2000.

II.   PURPOSE

The purpose of the Plan is to provide, with full regard to the protection of shareholder's investments, a direct financial incentive for eligible management employees to perform an effective leadership role and make a significant contribution to the Company's established goals.

III.  ADMINISTRATION

This Plan will be administered by a Management Incentive Plan Committee ("Committee") appointed and authorized by the Company's Board of Directors. Subject to the complete and full discretion of the Board of Directors, the Committee is authorized to make all decisions as required in administration of the Plan and to exercise its discretion to define, interpret, construe, apply and make any exceptions to the terms of the Plan.

IV.  ELIGIBILITY

The Committee establishes rules of eligibility for participation in the Plan and determines eligibility in accordance with those rules. Participation is effective as of the date approved by the Committee and is communicated to the participant by an incentive opportunity statement ("Participant Form") specifying the target incentive level for the position held by the participant. No employee will become a participant in the Plan after October 1, 2000.

V.   TIME OF PAYMENT

Payments which become due under this Plan are made as soon as administratively feasible following the close of the Company's fiscal year.

VI.  PLAN GOALS

The Plan reinforces the key goals which support ADC's long-term strategic plans. The FY 2000 goals are as follows:

Corporate Participants		Group/Division Participants
•	ADC EVA Improvement*	•	ADC EVA Improvement*
•	ADC Revenue	•	Group and/or Division EVA Improvement*
•	ADC New Product Revenue	•	Group or Division Revenue
		•	Key Group/Division Goal (not applicable for Heads of Sales, see attached goal sheet for specifics)

The goal weights and threshold, target, and maximum performance levels are specified on the attached goal sheet.

  •
  EVA Improvement is the dollar amount of planned year-over-year improvement in EVA. If the previous year (FY 1999) EVA Improvement was below the threshold level, the current year (FY 2000) EVA Improvement will be calculated using the previous year's (FY 1999) threshold level EVA amount.

Individual Performance

In addition to the goals indicated above, an individual performance factor will be applied to the calculation of your MIP payout. The factor ranges from 50% to 150% of your overall payout.

VII.  MINIMUM PERFORMANCE PAYOUT REQUIREMENTS

To ensure protection of shareholder interest before an incentive payout can be generated, the following criteria must be met:

Corporate Participants		Group/Division Participants
•	ADC EVA must be positive and;	•	ADC EVA must be positive and;
•	The threshold level of ADC Revenue or ADC EVA Improvement must be met	•	The threshold level of ADC EVA Improvement or Group and/or Division EVA Improvement or Group or Division Revenue must be met

VIII. CALCULATION OF PAYMENTS

A.
Determination of Achievement Against Goals and Obligation to Make Payments.

1.
The obligation to make payments under the Plan will be determined by achievement of goals determined by the Board of Directors.

2.
The payout opportunity for meeting threshold, target and maximum goal levels are as follows:

Threshold	Target	Maximum
0% of Target Incentive Opportunity	100% of Target Incentive Opportunity	300% of Target Incentive Opportunity
  •
  Results between threshold-target and target-maximum are interpolated.

  •
  Your individual target incentive opportunity is indicated on your participant form

B.
Calculation of individual payments under this plan is a function of:

1.
Target incentive opportunity—expressed as a percentage of an individual's FY 2000 earnings.

2.
Participant's 2000 fiscal year base salary earnings.

3.
Performance against the established goals.

4.
Individual performance factor.

C.
Individual award calculations are shown by the following example:

    Assume we have a Group Plan participant with the following facts:

Grade:	15
Target Payout:	15% of base salary earnings
Base Salary Earnings:	$70,000

    Minimum performance payout requirements are met.

Goal	Weight	Achievement
		(As a % of Target)
ADC EVA Improvement	30%	100%
Group EVA Improvement	30%	95%
Group Revenue	20%	110%
Key Division Goal	20%	100%
Overall Result as % of Target		101%
Individual Performance Factor		100%

    Calculation of Payment:

    $70,000 (FY Earnings) × 15% (Target Incentive Opportunity) × 101% (Overall Result as a % of Target) × 100% (Individual Performance Factor) =$10,605.

IX.  EFFECT OF CHANGE IN EMPLOYMENT STATUS

A.
Termination of Employment. A participant who terminates employment for any reason prior to the end of the Fiscal Year receives no payment under the Plan.

B.
Change Based Upon Promotion or Demotion To Another Eligible Plan Job With the Same MIP Goals. A current participant who is promoted or demoted from an incentive eligible position to another incentive eligible position with the same MIP goals during the fiscal year has a pro rata calculation of payment based upon the time served in each position during the Fiscal Year, provided at least three months was served in each position. If a participant is in an eligible position for less than three months during the fiscal year, the payment calculation is based on the incentive level of the position served in the longest.

C.
Change in Jobs Within the Company but not Eligible for a Management Incentive Plan. A participant who changes jobs within the Company but is not eligible for this Plan, retains the right to a pro rata payout under this Plan based on the length of time in the eligible position provided at least three months was served in the eligible position.

D.
Change Based Upon a Transfer. A transfer is defined as a change in position which results in the MIP participant working under new MIP goals. How a transfer payout is calculated is based on the quarter in which the effective date occurs. The guideline is as follows:
Fiscal Year Qtr of Effective Date	Impact on MIP Payout Calculation
1st Quarter	Payout is based on the new MIP goals for the entire fiscal year
2nd & 3rd Quarter	The participant's payout for the period prior to the effective date of the transfer will be based on the old Plan. The participant's payout after the effective date of the transfers will be based on the overall MIP results of the old goals or the new goals, whichever result in a higher payout for the participant. For this comparison, the calculation of the payout for the old goals will be based on the same level of payout the employee would have received if the employee had not been transferred including their prior salary and target incentive level.
4th Quarter	Payout is based on the old MIP goals for the entire fiscal year

E.
Death. If a participant dies during the fiscal year, the participant's heirs as determined by will or applicable laws of descent and distribution has a pro-rata calculation of payment based upon the time the participant served in the eligible position during the fiscal year.

X.   COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

If a current Plan year payout causes the participant's total cash compensation to exceed one million dollars in the Fiscal Year, the participant must defer the portion that exceeds the one million dollars in the ADC Telecommunications Deferred Compensation Plan.

XI.  AMENDMENT OR TERMINATION OF PLAN

The Board of Directors reserves and retains the right to modify, rescind or terminate this plan in whole or in part, at its sole discretion, and nothing in this Plan limits this right in any way or creates any rights in any employee of future participation in this Plan or any other plan, or constitutes any guarantee of compensation or employment with ADC. Further, neither the Board of Directors nor the Company has any obligation under this Plan or otherwise to adopt this or any other plan in any future fiscal year.

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ADC TELECOMMUNICATIONS MANAGEMENT INCENTIVE PLAN DOCUMENT FISCAL YEAR 2000
ADC TELECOMMUNICATIONS MANAGEMENT INCENTIVE PLAN DOCUMENT FISCAL YEAR 2000